Fourth Quarter and Full Year 2020 Results January 21, 2021 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; (11) the outcome of the ongoing goodwill impairment analysis; and (12) the COVID-19 pandemic and its effect on the economic and business environments in which we operate. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $1.61 billion, an increase of $164 million or 11%. Full Year 2020 Overview Net Income of $573 Million, or $1.32 per Common Share Operating Earnings of $1.27 per Common Share Net interest margin: 2.99%, a decrease of 15 basis points Net interest income1: $1.58 billion, an increase of $164 million or 12% Non-interest income (operating): $417 million, a decrease of $7 million or 2% Non-interest expense (operating): $1.17 billion, an increase of $68 million or 6% Pre-provision net revenue (operating): $827 million, an increase of $89 million or 12% Efficiency ratio: 54.2%, an improvement of 160 basis points Seventh consecutive year of improvement Average loans: $44.4 billion, an increase of $6.0 billion or 16% Period-end loans: $43.9 billion, an increase of $273 million or 1% Includes $2.3 billion of Paycheck Protection Program (PPP) loans Planned reduction of residential mortgages lowered balances by $1.8 billion Runoff of the transactional portion of New York multifamily portfolio and certain acquired portfolios collectively lowered balances by $493 million Average deposits: $48.2 billion, an increase of $9.1 billion or 23% Period-end deposits: $52.1 billion, an increase of $8.5 billion or 20% Non-interest bearing balances increased $6.1 billion Net loan charge-offs to average total loans: 0.11%, an increase of 5 basis points Provision for credit losses on loans: $156 million, an increase of $128 million Reflects the application of CECL and the impact of COVID-19 (Comparisons versus full year 2019)

In-Store Branch Relationship With Stop & Shop People’s United has decided not to renew its existing in-store branch contracts with Stop & Shop in Connecticut and New York upon expiration in 2022 Connecticut 84 Stop & Shop branches (Total Branches: 172) Contract expiration: January 31, 2022 New York 56 Stop & Shop branches (Total Branches: 101) Contract expiration: June 30, 2022 Discussions with Stop & Shop on non-renewal terms are ongoing Customers are increasingly utilizing our online and mobile platforms Year-over year increases: mobile logins: +40%, digital enrollments: +25%, mobile wallet transactions: +162%, active mobile deposit customers: +66% In-store branch customers are 13% more digitally active than traditional branch customers Recent acquisitions have expanded and better optimized traditional branch footprint as well as provided customers more convenient drive-up facilities Strength of our “hub & spoke” model created high branch overlap 75% of our Stop & Shop branches and 77% of Stop & Shop branch deposits are within 5 miles of a traditional branch Cost savings over time will enable further investment in digital capabilities and traditional branch network Changing retail shopping behavior by consumers Home delivery and curbside pick-up options impacting foot traffic inside stores Discount stores / wholesale clubs and convenience stores have increased share of grocery spend PBCT Branch Footprint (CT & NY) Rationale for Decision Traditional Branch In-Store Branch

1 Net interest income on a fully taxable equivalent basis was $390.2 million, a decrease of $8.5 million or 2%. Fourth Quarter 2020 Overview Net Income of $207.7 Million, or $0.49 per Common Share Operating Earnings of $0.35 per Common Share Sale of People’s United Insurance Agency: completed Nov. 2; realized a pre-tax gain, net of expense, of $75.9 million or $0.14 per common share Net interest margin: 2.84%, a decrease of 13 basis points - (increased excess liquidity unfavorably impacted the margin by 9 basis points) Net interest income1: $382.8 million, a decrease of $8.6 million or 2% Non-interest income (operating): $102.3 million, an increase of $1.2 million or 1% Non-interest expense (operating): $288.5 million, a decrease of $500,000 or 0.2% Pre-provision net revenue (operating): $196.6 million, a decrease of $6.9 million or 3% Efficiency ratio: 55.5%, an increase of 170 basis points Average loans: $44.1 billion, a decrease of $792 million or 2% Period-end loans: $43.9 billion, a decrease of $1.4 billion or 3% Planned reduction of residential mortgages lowered balances by $577 million Forgiveness of PPP loans lowered balances by $289 million Runoff of the transactional portion of New York multifamily portfolio and certain acquired portfolios collectively lowered balances by $107 million Average deposits: $50.7 billion, an increase of $1.1 billion or 2% Period-end deposits: $52.1 billion, an increase of $2.5 billion or 5% Net loan charge-offs to average total loans: 0.12%, a decrease of 3 basis points Provision for credit losses on loans: $14.7 million, a decrease of $12.1 million Allowance for credit losses to total loans: 0.97%, increase of 3 basis points - (ex. PPP loans: 1.02%) (Comparisons versus third quarter 2020, unless noted otherwise)

Net Interest Income1 ($ in millions) $391.4 $382.8 1 Net interest income on a fully taxable equivalent basis for 3Q 2020 and 4Q 2020 was $398.7 million and $390.2 million, respectively. ($8.6) or (2%) Linked-Quarter Change ($15.5) $6.4 $0.3 $0.2

Net Interest Margin 2.97% 2.84% (13) bps Linked-Quarter Change (9) bps 5 bps (7) bps (2) bps 1 Excludes short-term investments, which is mostly comprised of deposits at the Federal Reserve Bank. 1

Loans: Average Balances $44,061 ($ in millions) $44,853 Linked-Quarter Change Linked-quarter change ($792) million or (2%) $202 ($587) ($279) ($119) ($9)

Deposits: Average Balances ($ in millions) $50,674 $49,542 Linked-quarter change +$1.1 billion or 2% ($865) $989 $799 $209 Linked-Quarter Change

Non-Interest Income ($ in millions) $101.1 $178.2 Linked-Quarter Change +$77.1 or 76% Ex. Non-Operating Non-Interest Income: $1.2 or 1% $75.9 ($5.6) $2.8 $1.0 $0.5 $0.3 $2.2 1 Non-operating represents a 4Q 2020 gain, net of expenses, on the sale of People’s United Insurance Agency (completed Nov. 2, 2020). 1

Non-Interest Expense ($ in millions) $293.4 $293.6 ($0.2) or (0.1%) Ex. Merger-Related Expenses: ($0.5) or (0.2%) Linked-Quarter Change ($1.5) ($0.8) ($0.5) ($1.9) $1.4 $2.4 $0.3 $0.4

Efficiency Ratio Quarterly Trend

Asset Quality 1 PBCT ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired) Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans

Returns Return on Average Assets Operating Return on Average Assets Return on Average Tangible Common Equity Operating Return on Average Tangible Common Equity Quarterly Trend

Capital Ratios Dec. 31, 2019 Mar. 31, 2020 Jun. 30, 2020 Sep. 30, 2020 Dec. 31, 2020 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 8.0% 7.4% 7.3% (2) 7.5% (2) 7.5% (2) Tier 1 Leverage 9.1% (1) 8.4% 8.0% (3) 8.2% (3) 8.4% (3) Common Equity Tier 1 10.2% 9.5% 9.8% 9.9% 10.5% Tier 1 Risk-Based 10.7% 10.0% 10.3% 10.5% 11.0% Total Risk-Based 12.0% 11.3% 11.8% 11.8% 12.4% People’s United Bank, N.A. Tier 1 Leverage 9.3% (1) 8.9% 8.5% (3) 8.7% (3) 8.7% (3) Common Equity Tier 1 10.9% 10.7% 10.9% 11.0% 11.5% Tier 1 Risk-Based 10.9% 10.7% 10.9% 11.0% 11.5% Total Risk-Based 12.1% 12.0% 12.3% 12.3% 12.8% 1 Adjusting for a full quarter of United assets, the pro forma Tier 1 Leverage Ratio at Dec. 31, 2019 is 8.9%. 2 Adjusting for the Paycheck Protection Program (PPP) loans, the pro forma TCE/TA ratio at Dec. 31, 2020: 7.8% , at Sep. 30, 2020: 7.9%, at Jun. 30, 2020: 7.6%. 3 Adjusting for PPP loans, the pro forma Tier 1 Leverage Ratio at Dec. 31, 2020: 8.7% for the Holding Co. & 9.1% for the Bank, at Sep. 30, 2020: 8.6% for the Holding Co. & 9.1% for the Bank, and at Jun, 30, 2020: 8.3% for the Holding Co. & 8.7% for the Bank.

Full Year 2021 Outlook1 Net Interest Income Net Interest Margin Non-Interest Expense (Operating) Credit Capital Growth range: (2%) – (4%) $1.150 billion - $1.180 billion Maintain excellent credit quality Provision: $60 million - $80 million Maintain strong capital levels Common equity tier 1 capital ratio: 10.0% - 10.5% Growth range of 0% - 3% Excludes PPP loans (December 31, 2020 balance: $2.3 billion) Effective Tax Rate 20% - 22% Growth range of (2%) - 2% Non-Interest Income (Operating) 1Outlook reflects impact of the sale of People’s United Insurance Agency, which was completed November 2, 2020. Loans (End of Period) Deposits (End of Period) 2.85% - 2.95% Assumes no change in the fed funds rate Growth range of 1% - 3% Adjusted 2020 operating base: $372 million Excludes $28 million of revenue from People’s United Insurance Agency (sold Nov. 2020) Excludes $17 million gain related to sale of loans acquired in the United transaction

Appendix

Allowance for Credit Losses (ACL) 4Q 2020 ACL reflects consideration of a baseline economic forecast and a more adverse scenario, each prepared as of late December. Baseline scenario reflects general improvement in most key economic variables and recently approved government stimulus measures. More adverse scenario includes the U.S. economy contracting again in 1Q 2021 with only a moderate recovery thereafter. Cumulative, full year ACL build is approximately $179 million, which increased the ACL/Total Loans ratio by 40 basis points since year-end 2019 (or 45 basis points, ex. PPP balances). Total loan deferrals were $271 million or 0.6% of total loans at December 31, down from $1.6 billion or 3.5% of total loans at the end of September. 1 Excluding PPP loans, 4Q 2020 C&I ACL/Loans = 0.93% and Total ACL/Loans = 1.02% 2 MW / ABL = Mortgage Warehouse / Asset Based Lending

Loan Risk Profile ($ in millions) 1 MW / ABL = Mortgage Warehouse / Asset Based Lending 2 Includes loans 30-89 days past due and non-performing loans

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Dec. 31, 2020 Sep. 30, 2020 Net Interest Income (NII) Sensitivity

Loans By State $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) Breakdown $35,241 $43,596 $43,869

Deposits By State $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) Breakdown $36,159 $43,590 $52,138

Peer Group

	Firm	Ticker	City	State
1	Citizens Financial Group, Inc.	CFG	Providence	RI
2	Comerica Inc.	CMA	Dallas	TX
3	First Horizon National Corp.	FHN	Memphis	TN
4	F.N.B. Corp.	FNB	Pittsburgh	PA
5	Huntington Bancshares, Inc.	HBAN	Columbus	OH
6	KeyCorp	KEY	Cleveland	OH
7	M&T Bank Corp.	MTB	Buffalo	NY
8	New York Community Bancorp	NYCB	Westbury	NY
9	Signature Bank	SBNY	New York	NY
10	Sterling Bancorp	STL	Montebello	NY
11	Synovus Financial Corp.	SNV	Columbus	GA
12	TCF Financial Corp.	TCF	Detroit	MI
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.
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For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com